Exhibit 99.1

April 20, 2021

PACWEST BANCORP ANNOUNCES RESULTS FOR THE FIRST QUARTER OF 2021

FOR IMMEDIATE RELEASE

FIRST QUARTER 2021 RESULTS

FIRST QUARTER 2021 HIGHLIGHTS
•	Net Earnings of $150.4 Million or $1.27 Per Diluted Share
•	Core Deposits Up $3.3 Billion or 15% in 1Q21; Represents 91% of Total Deposits
•	Provision for Credit Losses Benefit of $48.0 Million in 1Q21 Compared to Provision of $10.0 Million in 4Q20
•	Net Interest Income (TE) of $264.6 Million, Compared With $262.1 Million in 4Q20
•	Noninterest Income of $44.8 Million, Up 12% From 4Q20, With Continued Strength in Warrant Income As Well As a $10.1 Million Gain on an Equity Investment
•	Noninterest Expense of $150.1 Million, Up 11% From 4Q20, Driven By Two Months of Civic Financial Services (“Civic”) Operations, Higher Acquisition Costs, and a Legal Settlement
•	Classified and Special Mention Loans Fell $102.1 Million and $88.3 Million, Respectively, From 4Q20
•	ACL Ratio of 2.02% and ALLL Ratio of 1.54%; Excluding PPP Loans, ACL Ratio of 2.14% and ALLL Ratio of 1.63%
•	Net Charge-offs to Average Loans/Leases of 6 bps
•	Cost of Deposits Decreased 3 bps to 11 bps
•	Loan and Lease Production of $1.6 Billion Up From $1.1 Billion in 4Q20; WAC of 5.39% (Excluding PPP Loans) vs. 4.41% in 4Q20
•	Net Loans and Leases of $19.0 Billion, Down Slightly From 4Q20 As Production Was Offset With Payoffs and Paydowns As Well As Further Reduction in the Security Monitoring Portfolio
•	Originated $381 Million of PPP Loans in 1Q21
•	Strong Capital Position – CET1 Ratio of 10.41%
•	Civic Acquisition Completed on February 1, 2021
•	On March 31, 2021, Signed Agreement to Purchase the Homeowners Association Business from MUFG Union Bank, N.A. With Approximately $4.0 Billion of Deposits With a Cost of 8 bps; Close Expected in 4Q21

CEO COMMENTARY

Matt Wagner, President and CEO, commented, “Our continued focus on growing net interest income produced strong first quarter earnings boosted by continued deposit driven balance sheet growth and improved credit costs as a result of improved economic conditions. Our first quarter results produced a return on assets of 1.94% and a return on tangible equity of 25.67%.”

“We experienced strong deposit growth again in the first quarter driven by outstanding growth from our venture banking clients as well as our commercial bank. This increasing liquidity has expanded our average balance of deposits at the Fed, which grew to $4.8 billion in the first quarter with a yield of 13 basis points. While our focus is on managing net interest income, this excess liquidity continues to be a drag on our net interest margin, which had a negative impact of 61 basis points in the first quarter.”

“Credit quality continued to improve as we experienced decreases in nonaccrual, special mention, and classified loans and leases in the first quarter, while net charge-offs were $2.7 million.”

“We closed the Civic acquisition on February 1, 2021 and in two months Civic originated $231 million of loans. We expect Civic loan production to remain strong and, as their loan portfolio continues to grow, it will help sustain our loan yields and drive loan growth.”

FINANCIAL HIGHLIGHTS

`	At or For the			At or For the
	Three Months Ended			Three Months Ended
	March 31,	December 31,	Increase	March 31,		Increase
Financial Highlights (1)	2021	2020	(Decrease)	2021	2020	(Decrease)

	(Dollars in thousands, except per share data)
Net earnings (loss)	$150,406	$116,830	$33,576	$150,406	$(1,433,111)	$1,583,517
Diluted earnings (loss) per share	$1.27	$0.99	$0.28	$1.27	$(12.23)	$13.50
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR") (2)	$155,962	$163,376	$(7,414)	$155,962	$160,877	$(4,915)
Return on average assets	1.94%	1.58%	0.36	1.94%	(21.27)%	23.21
PPNR return on average assets (2)	2.01%	2.22%	(0.21)	2.01%	2.39%	(0.38)
Return on average tangible equity (2)	25.67%	19.63%	6.04	25.67%	6.88%	18.79
Yield on average loans and leases (tax equivalent)	5.20%	5.15%	0.05	5.20%	5.54%	(0.34)
Cost of average total deposits	0.11%	0.14%	(0.03)	0.11%	0.59%	(0.48)
Net interest margin ("NIM") (tax equivalent)	3.69%	3.83%	(0.14)	3.69%	4.31%	(0.62)
Efficiency ratio	46.4%	43.6%	2.8	46.4%	40.6%	5.8

Total assets	$32,856,533	$29,498,442	$3,358,091	$32,856,533	$26,143,267	$6,713,266
Loans and leases held for investment, net of deferred fees	$18,979,228	$19,083,377	$(104,149)	$18,979,228	$19,745,305	$(766,077)
Noninterest-bearing demand deposits	$11,017,462	$9,193,827	$1,823,635	$11,017,462	$7,510,218	$3,507,244
Core deposits	$25,576,348	$22,264,480	$3,311,868	$25,576,348	$16,050,522	$9,525,826
Total deposits	$28,223,291	$24,940,717	$3,282,574	$28,223,291	$19,575,837	$8,647,454

As percentage of total deposits:
Noninterest-bearing demand deposits	39%	37%	2	39%	38%	1
Core deposits	91%	89%	2	91%	82%	9

Equity to assets ratio	11.12%	12.19%	(1.07)	11.12%	12.97%	(1.85)
Common equity tier 1 capital ratio	10.41%	10.53%	(0.12)	10.41%	9.22%	1.19
Total capital ratio	13.63%	13.76%	(0.13)	13.63%	12.07%	1.56
Tangible common equity ratio (2)	7.68%	8.78%	(1.10)	7.68%	9.10%	(1.42)
Book value per share	$30.68	$30.36	$0.32	$30.68	$28.75	$1.93
Tangible book value per
share (2)	$20.39	$21.05	$(0.66)	$20.39	$19.31	$1.08

(1) The operations of Civic are included from its February 1, 2021 acquisition date.

(2) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

NET INTEREST INCOME

Net interest income increased by $2.1 million to $261.3 million for the first quarter of 2021 compared to $259.2 million for the fourth quarter of 2020 due mainly to higher income on investment securities and lower interest expense, partially offset by lower income on loans and leases and the negative impact on net interest income due to the change in the earning assets mix. The tax equivalent yield on average loans and leases was 5.20% for the first quarter of 2021 compared to 5.15% for the fourth quarter of 2020. The increase in the tax equivalent yield on average loans and leases was primarily due to higher loan discount accretion of $1.5 million and higher amortized loan fee income of $2.9 million mainly from higher PPP loan forgiveness in the first quarter of 2021 as compared to the fourth quarter of 2020.

The tax equivalent NIM was 3.69% for the first quarter of 2021 compared to 3.83% for the fourth quarter of 2020. The decrease in the NIM was primarily due to the change in the earning assets mix. The average balance of deposits in financial institutions increased by $1.2 billion, the average balance of investment securities increased by $494.1 million, and the average balance of loans and leases increased by $158.1 million in the first quarter of 2021. This excess liquidity had a negative impact on the first quarter tax equivalent NIM of 61 basis points.

The cost of average total deposits decreased to 0.11% in the first quarter of 2021 from 0.14% for the fourth quarter of 2020. The lower cost of average total deposits was due primarily to the repricing of maturing brokered time deposits and the increased average balance of noninterest-bearing deposits.

PROVISION FOR CREDIT LOSSES

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Provision for Credit Losses	2021	2020	(Decrease)
		(In thousands)
(Reduction in) addition to allowance for loan and lease losses	$(53,000)	$21,000	$(74,000)
Addition to (reduction in) reserve for unfunded loan commitments	5,000	(11,000)	16,000
Total provision for credit losses	$(48,000)	$10,000	$(58,000)

The provision for credit losses decreased by $58.0 million to a benefit of $48.0 million for the first quarter of 2021 compared to a $10.0 million provision for the fourth quarter of 2020. This reduction reflected improvement in certain key macro-economic forecast variables and decreased provisions for individually evaluated loans and leases, partially offset by a higher provision for unfunded commitments which grew by $526.6 million.

Noninterest Income

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Noninterest Income	2021	2020	(Decrease)
		(In thousands)
Service charges on deposit accounts	$2,934	$3,119	$(185)
Other commissions and fees	9,158	9,974	(816)
Leased equipment income	11,354	9,440	1,914
Gain on sale of loans and leases	139	1,671	(1,532)
Gain on sale of securities	101	4	97
Other income:
Dividends and gains on equity investments	10,904	5,064	5,840
Warrant income	6,123	7,299	(1,176)
Other	4,116	3,279	837
Total noninterest income	$44,829	$39,850	$4,979

Noninterest income increased by $5.0 million to $44.8 million for the first quarter of 2021 compared to $39.9 million for the fourth quarter of 2020 due primarily to an increase of $5.8 million in dividends and gains on equity investments and a $1.9 million increase in leased equipment income, offset partially by decreases of $1.5 million in gain on sale of loans and leases and $1.2 million in warrant income. The increase in dividends and gains on equity investments was due primarily to a $10.1 million gain on one equity investment, offset partially by lower net fair value gains on equity investments still held. The increase in leased equipment income was due primarily to a higher average balance of equipment leased to others under operating leases. The decrease in the gain on sale of loans and leases resulted from the sales of $72.6 million of loans for gains of $0.1 million in the first quarter of 2021 compared to sales of $119.9 million for gains of $1.7 million in the fourth quarter of 2020. The decrease in warrant income was primarily attributable to lower gains from exercised warrants after record gains in the fourth quarter of 2020.

Noninterest Expense

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Noninterest Expense	2021	2020	(Decrease)
		(In thousands)
Compensation	$79,882	$73,171	$6,711
Occupancy	14,054	14,083	(29)
Data processing	6,957	6,718	239
Other professional services	5,126	6,800	(1,674)
Insurance and assessments	4,903	5,064	(161)
Intangible asset amortization	3,079	3,172	(93)
Leased equipment depreciation	8,969	7,501	1,468
Foreclosed assets (income) expense, net	1	(272)	273
Acquisition, integration and reorganization costs	3,425	1,060	2,365
Customer related expense	4,818	4,430	388
Loan expense	3,193	3,926	(733)
Other	15,729	10,029	5,700
Total noninterest expense	$150,136	$135,682	$14,454

Noninterest expense increased by $14.5 million to $150.1 million for the first quarter of 2021 compared to $135.7 million for the fourth quarter of 2020 due primarily to increases of $6.7 million in compensation expense, $5.7 million in other expense, $2.4 million in acquisition, integration and reorganization costs, and $1.5 million in leased equipment depreciation, offset partially by a decrease of $1.7 million in other professional expense. The increase in compensation expense was mostly due to compensation expense related to the Civic operations, while, in total, Civic’s noninterest expenses added $10.8 million to total noninterest expense. The increase in other expense was largely due to a legal settlement in excess of amounts previously accrued. The increase in acquisition, integration and reorganization costs was due to advisory services and integration expenses related to the closed Civic acquisition and the pending acquisition of MUFG Union Bank’s Homeowners Association Services Division. The increase in leased equipment depreciation was due primarily to an increase in the average balance of equipment leased to others under operating leases. The decrease in other professional expense was due primarily to lower consulting expense.

Income Taxes

The effective income tax rate was 26.3% in the first quarter of 2021 compared to 23.8% for the fourth quarter of 2020. The increase was primarily due to higher pre-tax income in relation to discrete items for the quarter. The effective income tax rate for the full year 2021 is currently estimated to be in the range of 25% to 27%.

BALANCE SHEET HIGHLIGHTS

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	March 31, 2021		December 31, 2020		March 31, 2020
		% of		% of		% of
Deposit Composition	Balance	Total	Balance	Total	Balance	Total

	(Dollars in thousands)
Noninterest-bearing demand	$11,017,462	39%	$9,193,827	37%	$7,510,218	38%
Interest checking	6,862,398	25%	5,974,910	24%	3,333,147	17%
Money market	7,112,610	25%	6,532,917	26%	4,712,118	24%
Savings	583,878	2%	562,826	2%	495,039	3%
Total core deposits	25,576,348	91%	22,264,480	89%	16,050,522	82%
Non-core non-maturity deposits	1,162,590	4%	1,149,467	5%	836,157	4%
Total non-maturity deposits	26,738,938	95%	23,413,947	94%	16,886,679	86%
Time deposits $250,000 and under	940,340	3%	994,197	4%	2,086,188	11%
Time deposits over $250,000	544,013	2%	532,573	2%	602,970	3%
Total time deposits	1,484,353	5%	1,526,770	6%	2,689,158	14%
Total deposits	$28,223,291	100%	$24,940,717	100%	$19,575,837	100%

At March 31, 2021, core deposits totaled $25.6 billion or 91% of total deposits, including $11.0 billion of noninterest-bearing demand deposits or 39% of total deposits. Core deposits increased by $3.3 billion or 15% in the first quarter of 2021 driven by continued strong deposit growth from our venture banking clients.

In addition to deposit products, we also offer alternative, non-depository cash investment options for select clients. These alternative options include investments managed by Pacific Western Asset Management Inc. (“PWAM”), our registered investment advisor subsidiary, and third-party sweep products. Total off-balance sheet client investment funds at March 31, 2021 were $1.4 billion, of which $0.9 billion was managed by PWAM.

Loans and Leases

The following table presents roll forwards of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended
Roll Forward of Loans and Leases Held	March 31,	December 31,
for Investment, Net of Deferred Fees (1)	2021	2020

	(Dollars in thousands)
Balance, beginning of period	$19,083,377	$19,026,200
Additions:
Production	1,612,777	1,131,165
Disbursements	1,022,986	1,354,038
Total production and disbursements	2,635,763	2,485,203
Reductions:
Payoffs	(1,635,264)	(1,330,321)
Paydowns	(1,067,418)	(957,075)
Total payoffs and paydowns	(2,702,682)	(2,287,396)
Sales	(72,641)	(119,931)
Transfers to foreclosed assets	(647)	(385)
Charge-offs	(3,988)	(20,314)
Transfers to loans held for sale	(25,554)	-
Total reductions	(2,805,512)	(2,428,026)
Loans acquired through Civic acquisition	65,600	-
Net increase (decrease)	(104,149)	57,177
Balance, end of period	$18,979,228	$19,083,377

Weighted average rate on production (2)	4.36%	4.41%

(1) Includes direct financing leases but excludes equipment leased to others under operating leases.

(2) The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees. Amortized fees added approximately 43 basis points to loan yields in 2021.

Loans and leases held for investment, net of deferred fees, decreased by $104.1 million in the first quarter of 2021 to $19.0 billion at March 31, 2021. The decrease in the loans and leases balance for the first quarter of 2021 was primarily due to a $123.5 million decrease in the security monitoring portfolio, for which new originations have been discontinued since the fourth quarter of 2019. The weighted average rate on first quarter of 2021 production decreased to 4.36% due to first quarter production including $381 million of PPP loans at a coupon rate of 1%, while the fourth quarter of 2020 included no PPP loan production. Excluding PPP loans, the weighted average rate on new production for the first quarter of 2021 was 5.39%.

The following table presents the composition of loans and leases held for investment by loan portfolio segment and class, net of deferred fees, as of the dates indicated:

	March 31, 2021		December 31, 2020		March 31, 2020
		% of		% of		% of
Loan and Lease Portfolio	Balance	Total	Balance	Total	Balance	Total

	(In thousands)
Real estate mortgage:
Commercial	$3,941,610	21%	$4,096,671	21%	$4,220,649	21%
Income producing and other residential	4,045,603	21%	3,803,265	20%	3,788,295	19%
Total real estate mortgage	7,987,213	42%	7,899,936	41%	8,008,944	40%
Real estate construction and land:
Commercial	990,035	5%	1,117,121	6%	1,087,505	6%
Residential	2,575,788	14%	2,243,160	12%	1,792,748	9%
Total real estate construction and land	3,565,823	19%	3,360,281	18%	2,880,253	15%
Total real estate	11,553,036	61%	11,260,217	59%	10,889,197	55%
Commercial:
Asset-based	3,383,403	18%	3,429,283	18%	3,938,402	20%
Venture capital	1,495,798	8%	1,698,508	9%	2,715,837	14%
Other commercial	2,206,639	11%	2,375,114	12%	1,771,985	9%
Total commercial	7,085,840	37%	7,502,905	39%	8,426,224	43%
Consumer	340,352	2%	320,255	2%	429,884	2%
Total loans and leases held for investment, net of deferred fees	$18,979,228	100%	$19,083,377	100%	$19,745,305	100%

Total unfunded loan commitments	$8,127,999		$7,601,390		$7,697,724

Allowance for Credit Losses

The following tables present roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended March 31, 2021
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$348,181	$85,571	$433,752
Charge-offs	(3,988)	-	(3,988)
Recoveries	1,252	-	1,252
Net charge-offs	(2,736)	-	(2,736)
Provision	(53,000)	5,000	(48,000)
Ending balance	$292,445	$90,571	$383,016

	Three Months Ended December 31, 2020
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$345,966	$96,571	$442,537
Charge-offs	(20,314)	-	(20,314)
Recoveries	1,529	-	1,529
Net charge-offs	(18,785)	-	(18,785)
Provision	21,000	(11,000)	10,000
Ending balance	$348,181	$85,571	$433,752

The following table presents allowance for credit losses information as of and for the dates and periods indicated:

	March 31,	December 31,	Increase
Allowance for Credit Losses	2021	2020	(Decrease)

	(Dollars in thousands)
Allowance for loan and lease losses	$292,445	$348,181	$(55,736)
Reserve for unfunded loan commitments	90,571	85,571	5,000
Allowance for credit losses	$383,016	$433,752	$(50,736)

Provision for credit losses (for the quarter)	$(48,000)	$10,000	$(58,000)
Net charge-offs (for the quarter)	$2,736	$18,785	$(16,049)
Net charge-offs to average loans and leases (for the quarter)	0.06%	0.40%
Allowance for loan and lease losses to loans and leases held for investment	1.54%	1.82%
Allowance for loan and lease losses to loans and leases held for investment, excluding PPP loans	1.63%	1.93%
Allowance for credit losses to loans and leases held for investment	2.02%	2.27%
Allowance for credit losses to loans and leases held for investment, excluding PPP loans	2.14%	2.41%

The allowance for credit losses decreased by $50.7 million in the first quarter of 2021 to $383.0 million at March 31, 2021. The decrease in the allowance for credit losses during the first quarter of 2021 was attributable to a provision for credit losses benefit of $48.0 million and $2.7 million in net charge-offs.

Net charge-offs were $2.7 million for the first quarter of 2021. Gross charge-offs of $4.0 million were reduced by recoveries of $1.3 million.

Net charge-offs were $18.8 million for the fourth quarter of 2020. Gross charge-offs of $20.3 million were reduced by recoveries of $1.5 million. The most significant charge-off was $15.5 million related to a security monitoring loan.

Security monitoring loans decreased by 38% from $329.3 million as of December 31, 2020 to $205.8 million as of March 31, 2021, as the Company continues to actively reduce the remaining loans. As of March 31, 2021, $172.1 million or 84% of these security monitoring loans are performing and pass-rated, while $33.7 million are classified, of which $6.1 million are on nonaccrual.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	March 31,	December 31,	Increase
Credit Quality Metrics	2021	2020	(Decrease)

	(Dollars in thousands)
NPAs and Performing TDRs:
Nonaccrual loans and leases held for investment (1)	$67,652	$91,163	$(23,511)
Accruing loans contractually past due 90 days or more	-	-	-
Foreclosed assets, net	14,298	14,027	271
Total nonperforming assets ("NPAs")	$81,950	$105,190	$(23,240)

Performing TDRs held for investment	$27,999	$14,254	$13,745

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.36%	0.48%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.43%	0.55%
Allowance for credit losses to nonaccrual loans and leases held for investment	566.2%	475.8%

Loan and Lease Credit Risk Ratings:
Pass	$18,183,114	$18,096,830	$86,284
Special mention	632,997	721,285	(88,288)
Classified	163,117	265,262	(102,145)
Total loans and leases held for investment, net of deferred fees	$18,979,228	$19,083,377	$(104,149)

Classified loans and leases held for investment to loans and leases held for investment	0.86%	1.39%

(1) Nonaccrual loans include guaranteed amounts of $18.4 million at March 31, 2021 and $13.9 million at December 31, 2020.

Since pro-actively downgrading certain loans at the onset of the pandemic in the first quarter of 2020, special mention loans and leases have decreased $265.7 million from their peak in the first quarter of 2020, while classified loans and leases have decreased $130.1 million from their peak in the second quarter of 2020, and each have continued their decline in the first quarter of 2021.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by loan portfolio segment and class as of the dates indicated:

	March 31, 2021		December 31, 2020		Increase (Decrease)
		Accruing		Accruing		Accruing
		and 30-89		and 30-89		and 30-89
		Days Past		Days Past		Days Past
	Nonaccrual	Due	Nonaccrual	Due	Nonaccrual	Due

	(Dollars in thousands)
Real estate mortgage:
Commercial	$46,436	$5	$43,731	$3,636	$2,705	$(3,631)
Income producing and other residential	2,471	6,339	1,826	600	645	5,739
Total real estate mortgage	48,907	6,344	45,557	4,236	3,350	2,108
Real estate construction and land:
Commercial	302	-	315	-	(13)	-
Residential	416	1,241	-	759	416	482
Total real estate construction and land	718	1,241	315	759	403	482
Commercial:
Asset-based	2,379	-	2,679	-	(300)	-
Venture capital	2,432	6,750	1,980	540	452	6,210
Other commercial	12,660	1,251	40,243	2,078	(27,583)	(827)
Total commercial	17,471	8,001	44,902	2,618	(27,431)	5,383
Consumer	556	954	389	1,260	167	(306)
Total held for investment	$67,652	$16,540	$91,163	$8,873	$(23,511)	$7,667

During the first quarter of 2021, nonaccrual loans and leases decreased by $23.5 million due primarily to one security monitoring loan for $25.6 million being moved to held for sale at March 31, 2021. The sale of this loan was completed in early April 2021 and resulted in a gain of $1.4 million.

CAPITAL

The following table presents certain actual capital ratios and ratios excluding PPP loans:

	March 31, 2021
		Excluding		December 31,
		PPP		2020
	Actual (1)	Loans (1)		Actual
PacWest Bancorp Consolidated:
Tier 1 leverage capital ratio	7.95%	8.25%	(3)	8.55%
Common equity tier 1 capital ratio	10.41%	10.41%		10.53%
Total capital ratio	13.63%	13.63%		13.76%
Tangible common equity ratio (2)	7.68%	7.95%	(3)	8.78%

(1) Capital information for March 31, 2021 is preliminary.

(2) Non-GAAP measure.

(3) PPP loans have been excluded from total assets in denominator as they are zero risk-weighted.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $32 billion in assets headquartered in Los Angeles, California, with an executive office in Denver, Colorado, with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank has 70 full-service branches located in California, one branch located in Durham, North Carolina, and one branch located in Denver, Colorado. The Bank provides community banking products including lending and comprehensive deposit and treasury management services to small and medium-sized businesses conducted primarily through our California-based branch offices and Denver, Colorado branch office. The Bank offers national lending products including asset-based, equipment, and real estate loans and treasury management services to established middle-market businesses on a national basis. The Bank also offers venture banking products including a comprehensive suite of financial services focused on entrepreneurial and venture-backed businesses and their venture capital and private equity investors, with offices located in key innovative hubs across the United States. For more information about PacWest Bancorp or Pacific Western Bank, visit www.pacwest.com.

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. The COVID-19 pandemic is adversely affecting PacWest, its employees, customers and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity and prospects is uncertain. The length of the COVID-19 pandemic and the severity of its impact on key macro-economic indicators such as unemployment and GDP may have a material impact on our allowance for credit losses and related provision for credit losses. Continued deterioration in general business and economic conditions could adversely affect PacWest’s revenues and the values of its assets, including goodwill, and liabilities, lead to a tightening of credit, and increase stock price volatility. In addition, PacWest’s results could be adversely affected by changes in interest rates, sustained high unemployment rates, deterioration in the credit quality of its loan portfolio or in the value of the collateral securing those loans, deterioration in the value of its investment securities, the magnitude of individual loan losses on security monitoring loans, and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission.

We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

	March 31,	December 31,	March 31,
	2021	2020	2020
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$177,199	$150,464	$172,570
Interest-earning deposits in financial institutions	5,517,667	3,010,197	439,690
Total cash and cash equivalents	5,694,866	3,160,661	612,260

Securities available-for-sale, at estimated fair value	5,941,690	5,235,591	3,757,663
Federal Home Loan Bank stock, at cost	17,250	17,250	54,244
Total investment securities	5,958,940	5,252,841	3,811,907

Loans held for sale	25,554	-	-

Gross loans and leases held for investment	19,055,165	19,153,357	19,806,394
Deferred fees, net	(75,937)	(69,980)	(61,089)
Total loans and leases held for investment, net of deferred fees	18,979,228	19,083,377	19,745,305
Allowance for loan and lease losses	(292,445)	(348,181)	(221,292)
Total loans and leases held for investment, net	18,686,783	18,735,196	19,524,013

Equipment leased to others under operating leases	327,413	333,846	306,530
Premises and equipment, net	39,622	39,234	39,799
Foreclosed assets, net	14,298	14,027	1,701
Goodwill	1,204,092	1,078,670	1,078,670
Core deposit and customer relationship intangibles, net	21,312	23,641	34,446
Other assets	883,653	860,326	733,941
Total assets	$32,856,533	$29,498,442	$26,143,267

LIABILITIES:
Noninterest-bearing deposits	$11,017,462	$9,193,827	$7,510,218
Interest-bearing deposits	17,205,829	15,746,890	12,065,619
Total deposits	28,223,291	24,940,717	19,575,837
Borrowings	19,750	5,000	2,295,000
Subordinated debentures	465,814	465,812	458,994
Accrued interest payable and other liabilities	493,541	491,962	423,047
Total liabilities	29,202,396	25,903,491	22,752,878
STOCKHOLDERS' EQUITY (1)	3,654,137	3,594,951	3,390,389
Total liabilities and stockholders’ equity	$32,856,533	$29,498,442	$26,143,267

Book value per share	$30.68	$30.36	$28.75
Tangible book value per share (2)	$20.39	$21.05	$19.31
Shares outstanding	119,105,642	118,414,853	117,916,789

(1) Includes net unrealized gain on securities available-for-sale, net	$106,381	$172,523	$90,916
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$241,544	$242,198	$262,278
Investment securities	30,265	28,843	27,446
Deposits in financial institutions	1,528	1,135	1,608
Total interest income	273,337	272,176	291,332

Interest expense:
Deposits	7,500	8,454	28,247
Borrowings	193	37	6,778
Subordinated debentures	4,375	4,477	6,560
Total interest expense	12,068	12,968	41,585

Net interest income	261,269	259,208	249,747
Provision for credit losses	(48,000)	10,000	112,000
Net interest income after provision for credit losses	309,269	249,208	137,747

Noninterest income:
Service charges on deposit accounts	2,934	3,119	2,658
Other commissions and fees	9,158	9,974	9,721
Leased equipment income	11,354	9,440	12,251
Gain on sale of loans and leases	139	1,671	87
Gain on sale of securities	101	4	182
Other income	21,143	15,642	4,201
Total noninterest income	44,829	39,850	29,100

Noninterest expense:
Compensation	79,882	73,171	61,282
Occupancy	14,054	14,083	14,207
Data processing	6,957	6,718	6,454
Other professional services	5,126	6,800	4,258
Insurance and assessments	4,903	5,064	4,249
Intangible asset amortization	3,079	3,172	3,948
Leased equipment depreciation	8,969	7,501	7,205
Foreclosed assets (income) expense, net	1	(272)	66
Acquisition, integration and reorganization costs	3,425	1,060	-
Customer related expense	4,818	4,430	3,932
Loan expense	3,193	3,926	2,650
Goodwill impairment	-	-	1,470,000
Other expense	15,729	10,029	9,719
Total noninterest expense	150,136	135,682	1,587,970

Earnings (loss) before income taxes	203,962	153,376	(1,421,123)
Income tax expense	53,556	36,546	11,988
Net earnings (loss)	$150,406	$116,830	$(1,433,111)

Basic and diluted earnings (loss) per share	$1.27	$0.99	$(12.23)
Dividends declared and paid per share	$0.25	$0.25	$0.60

PACWEST BANCORP AND SUBSIDIARIES
NET EARNINGS (LOSS) PER SHARE CALCULATIONS

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
	(In thousands, except per share data)
Basic Earnings (Loss) Per Share:
Net earnings (loss)	$150,406	$116,830	$(1,433,111)
Less: earnings allocated to unvested restricted stock (1)	(2,355)	(1,398)	(939)
Net earnings (loss) allocated to common shares	$148,051	$115,432	$(1,434,050)

Weighted-average basic shares and unvested restricted stock outstanding	118,852	118,446	118,775
Less: weighted-average unvested restricted stock outstanding	(2,003)	(1,652)	(1,495)
Weighted-average basic shares outstanding	116,849	116,794	117,280

Basic earnings (loss) per share	$1.27	$0.99	$(12.23)

Diluted Earnings (Loss) Per Share:
Net earnings (loss) allocated to common shares	$148,051	$115,432	$(1,434,050)

Weighted-average diluted shares outstanding	116,849	116,794	117,280

Diluted earnings (loss) per share	$1.27	$0.99	$(12.23)

(1) Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost

	(Dollars in thousands)
Assets:
Loans and leases (1)(2)	$18,927,314	$242,846	5.20%	$18,769,214	$243,188	5.15%	$19,065,035	$262,764	5.54%
Investment securities (3)	5,383,140	32,329	2.44%	4,888,993	30,757	2.50%	3,853,217	28,641	2.99%
Deposits in financial institutions	4,790,231	1,528	0.13%	3,576,335	1,135	0.13%	537,384	1,608	1.20%
Total interest-earning assets (1)	29,100,685	276,703	3.86%	27,234,542	275,080	4.02%	23,455,636	293,013	5.02%
Other assets	2,315,197			2,100,247			3,643,404
Total assets	$31,415,882			$29,334,789			$27,099,040

Liabilities and Stockholders' Equity:
Interest checking	$6,401,869	2,232	0.14%	$5,191,435	2,064	0.16%	$3,466,812	7,135	0.83%
Money market	7,975,996	3,278	0.17%	7,636,220	3,225	0.17%	5,247,866	10,016	0.77%
Savings	572,959	35	0.02%	567,646	35	0.02%	497,959	160	0.13%
Time	1,493,267	1,955	0.53%	1,650,150	3,130	0.75%	2,684,143	10,936	1.64%
Total interest-bearing deposits	16,444,091	7,500	0.18%	15,045,451	8,454	0.22%	11,896,780	28,247	0.95%
Borrowings	226,053	193	0.35%	237,098	37	0.06%	2,026,749	6,778	1.35%
Subordinated debentures	466,101	4,375	3.81%	463,951	4,477	3.84%	458,399	6,560	5.76%
Total interest-bearing liabilities	17,136,245	12,068	0.29%	15,746,500	12,968	0.33%	14,381,928	41,585	1.16%
Noninterest-bearing demand deposits	10,173,459			9,589,789			7,357,717
Other liabilities	488,930			462,075			402,617
Total liabilities	27,798,634			25,798,364			22,142,262
Stockholders' equity	3,617,248			3,536,425			4,956,778
Total liabilities and stockholders' equity	$31,415,882			$29,334,789			$27,099,040
Net interest income (1)		$264,635			$262,112			$251,428
Net interest spread (1)			3.57%			3.69%			3.86%
Net interest margin (1)			3.69%			3.83%			4.31%

Total deposits (4)	$26,617,550	$7,500	0.11%	$24,635,240	$8,454	0.14%	$19,254,497	$28,247	0.59%

(1) Tax equivalent.
(2) Includes discount accretion on acquired loans of $5.4 million, $3.8 million, and $4.8 million for the three months ended March 31, 2021,
December 31, 2020, and March 31, 2020, respectively.
(3) Includes tax-equivalent adjustments of $2.1 million, $1.9 million, and $1.2 million for the three months ended March 31, 2021,
December 31, 2020, and March 31, 2020 related to tax-exempt income on investment securities.
The federal statutory tax rate utilized was 21%.
(4) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on total deposits divided by average total deposits.

PACWEST BANCORP AND SUBSIDIARIES
FIVE QUARTER BALANCE SHEET

	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020

	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$177,199	$150,464	$187,176	$174,059	$172,570
Interest-earning deposits in financial institutions	5,517,667	3,010,197	2,766,020	1,747,077	439,690
Total cash and cash equivalents	5,694,866	3,160,661	2,953,196	1,921,136	612,260

Securities available-for-sale	5,941,690	5,235,591	4,532,614	3,851,141	3,757,663
Federal Home Loan Bank stock	17,250	17,250	17,250	17,250	54,244
Total investment securities	5,958,940	5,252,841	4,549,864	3,868,391	3,811,907

Loans held for sale	25,554	-	-	-	-

Gross loans and leases held for investment	19,055,165	19,153,357	19,101,680	19,780,476	19,806,394
Deferred fees, net	(75,937)	(69,980)	(75,480)	(85,845)	(61,089)
Total loans and leases held for investment, net of deferred fees	18,979,228	19,083,377	19,026,200	19,694,631	19,745,305
Allowance for loan and lease losses	(292,445)	(348,181)	(345,966)	(301,050)	(221,292)
Total loans and leases held for investment, net	18,686,783	18,735,196	18,680,234	19,393,581	19,524,013

Equipment leased to others under operating leases	327,413	333,846	286,425	295,191	306,530
Premises and equipment, net	39,622	39,234	40,544	42,299	39,799
Foreclosed assets, net	14,298	14,027	13,747	1,449	1,701
Goodwill	1,204,092	1,078,670	1,078,670	1,078,670	1,078,670
Core deposit and customer relationship intangibles, net	21,312	23,641	26,813	30,564	34,446
Other assets	883,653	860,326	797,223	734,457	733,941
Total assets	$32,856,533	$29,498,442	$28,426,716	$27,365,738	$26,143,267

LIABILITIES:
Noninterest-bearing deposits	$11,017,462	$9,193,827	$9,346,744	$8,629,543	$7,510,218
Interest-bearing deposits	17,205,829	15,746,890	14,618,951	14,299,036	12,065,619
Total deposits	28,223,291	24,940,717	23,965,695	22,928,579	19,575,837
Borrowings	19,750	5,000	60,000	60,000	2,295,000
Subordinated debentures	465,814	465,812	463,282	460,772	458,994
Accrued interest payable and other liabilities	493,541	491,962	451,508	463,489	423,047
Total liabilities	29,202,396	25,903,491	24,940,485	23,912,840	22,752,878
STOCKHOLDERS' EQUITY (1)	3,654,137	3,594,951	3,486,231	3,452,898	3,390,389
Total liabilities and stockholders’ equity	$32,856,533	$29,498,442	$28,426,716	$27,365,738	$26,143,267

Book value per share	$30.68	$30.36	$29.42	$29.17	$28.75
Tangible book value per share (2)	$20.39	$21.05	$20.09	$19.80	$19.31
Shares outstanding	119,105,642	118,414,853	118,489,927	118,374,603	117,916,789

(1) Includes net unrealized gain on securities available-for-sale, net	$106,381	$172,523	$155,474	$145,038	$90,916
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES
FIVE QUARTER STATEMENT OF EARNINGS (LOSS)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020

	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$241,544	$242,198	$240,811	$247,851	$262,278
Investment securities	30,265	28,843	24,443	26,038	27,446
Deposits in financial institutions	1,528	1,135	654	186	1,608
Total interest income	273,337	272,176	265,908	274,075	291,332

Interest expense:
Deposits	7,500	8,454	9,887	13,075	28,247
Borrowings	193	37	27	1,319	6,778
Subordinated debentures	4,375	4,477	4,670	5,402	6,560
Total interest expense	12,068	12,968	14,584	19,796	41,585

Net interest income	261,269	259,208	251,324	254,279	249,747
Provision for credit losses	(48,000)	10,000	97,000	120,000	112,000
Net interest income after provision for credit losses	309,269	249,208	154,324	134,279	137,747

Noninterest income:
Service charges on deposit accounts	2,934	3,119	2,570	2,004	2,658
Other commissions and fees	9,158	9,974	10,541	10,111	9,721
Leased equipment income	11,354	9,440	9,900	12,037	12,251
Gain on sale of loans and leases	139	1,671	35	346	87
Gain on sale of securities	101	4	5,270	7,715	182
Other income	21,143	15,642	9,936	6,645	4,201
Total noninterest income	44,829	39,850	38,252	38,858	29,100

Noninterest expense:
Compensation	79,882	73,171	75,131	61,910	61,282
Occupancy	14,054	14,083	14,771	14,494	14,207
Data processing	6,957	6,718	6,505	7,102	6,454
Other professional services	5,126	6,800	4,713	4,146	4,258
Insurance and assessments	4,903	5,064	3,939	9,373	4,249
Intangible asset amortization	3,079	3,172	3,751	3,882	3,948
Leased equipment depreciation	8,969	7,501	7,057	7,102	7,205
Foreclosed assets (income) expense, net	1	(272)	335	(146)	66
Acquisition, integration and reorganization costs	3,425	1,060	-	-	-
Customer related expense	4,818	4,430	4,762	4,408	3,932
Loan expense	3,193	3,926	3,499	3,379	2,650
Goodwill impairment	-	-	-	-	1,470,000
Other expense	15,729	10,029	8,939	11,315	9,719
Total noninterest expense	150,136	135,682	133,402	126,965	1,587,970

Earnings (loss) before income taxes	203,962	153,376	59,174	46,172	(1,421,123)
Income tax expense	53,556	36,546	13,671	12,968	11,988
Net earnings (loss)	$150,406	$116,830	$45,503	$33,204	$(1,433,111)

Basic and diluted earnings (loss) per share	$1.27	$0.99	$0.38	$0.28	$(12.23)
Dividends declared and paid per share	$0.25	$0.25	$0.25	$0.25	$0.60

PACWEST BANCORP AND SUBSIDIARIES
FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020

	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.94%	1.58%	0.65%	0.50%	(21.27)%
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR") return on average assets (1)(2)	2.01%	2.22%	2.22%	2.51%	2.39%
Return on average equity (1)	16.86%	13.14%	5.18%	3.87%	(116.28)%
Return on average tangible equity (1)(2)	25.67%	19.63%	8.20%	6.39%	6.88%
Efficiency ratio	46.4%	43.6%	45.1%	42.9%	40.6%
Noninterest expense as a percentage of average assets (1)	1.94%	1.84%	1.90%	1.92%	23.57%

Average Yields/Costs (1):
Yield on:
Average loans and leases (3)	5.20%	5.15%	5.01%	5.01%	5.54%
Average interest-earning assets (3)	3.86%	4.02%	4.13%	4.53%	5.02%
Cost of:
Average interest-bearing deposits	0.18%	0.22%	0.27%	0.40%	0.95%
Average total deposits	0.11%	0.14%	0.17%	0.25%	0.59%
Average interest-bearing liabilities	0.29%	0.33%	0.38%	0.55%	1.16%
Net interest spread (3)	3.57%	3.69%	3.75%	3.98%	3.86%
Net interest margin (3)	3.69%	3.83%	3.90%	4.20%	4.31%

Average Balances:
Assets:
Loans and leases, net of deferred fees	$18,927,314	$18,769,214	$19,195,737	$19,951,603	$19,065,035
Interest-earning assets	29,100,685	27,234,542	25,858,001	24,531,204	23,455,636
Total assets	31,415,882	29,334,789	27,935,193	26,621,227	27,099,040
Liabilities:
Noninterest-bearing deposits	10,173,459	9,589,789	8,812,391	8,292,151	7,357,717
Interest-bearing deposits	16,444,091	15,045,451	14,516,923	13,116,297	11,896,780
Total deposits	26,617,550	24,635,240	23,329,314	21,408,448	19,254,497
Borrowings	226,053	237,098	181,315	871,110	2,026,749
Subordinated debentures	466,101	463,951	462,375	459,466	458,399
Interest-bearing liabilities	17,136,245	15,746,500	15,160,613	14,446,873	14,381,928
Stockholders' equity	3,617,248	3,536,425	3,497,869	3,446,850	4,956,778

(1) Annualized.
(2) Non-GAAP measure.
(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES
FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020

	(Dollars in thousands)
Credit Quality Ratios:
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.36%	0.48%	0.45%	0.84%	0.48%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.43%	0.55%	0.52%	0.85%	0.49%
Classified loans and leases held for investment to loans and leases held for investment	0.86%	1.39%	1.44%	1.49%	0.75%
Provision for credit losses (for the quarter) to average loans and leases held for investment (annualized)	(1.03)%	0.21%	2.01%	2.42%	2.36%
Net charge-offs (for the quarter) to average loans and leases held for investment (annualized)	0.06%	0.40%	0.75%	0.27%	0.40%
Trailing 12 months net charge-offs to average loans and leases held for investment	0.37%	0.45%	0.36%	0.20%	0.19%
Allowance for loan and lease losses to loans and leases held for investment	1.54%	1.82%	1.82%	1.53%	1.12%
Allowance for credit losses to loans and leases held for investment	2.02%	2.27%	2.33%	1.94%	1.39%
Allowance for credit losses to nonaccrual loans and leases held for investment	566.2%	475.8%	516.9%	229.7%	287.5%

PacWest Bancorp Consolidated:
Tier 1 leverage capital ratio (1)	7.95%	8.55%	8.66%	8.93%	8.63%
Common equity tier 1 capital ratio (1)	10.41%	10.53%	10.45%	9.97%	9.22%
Tier 1 capital ratio (1)	10.41%	10.53%	10.45%	9.97%	9.22%
Total capital ratio (1)	13.63%	13.76%	13.74%	13.18%	12.07%
Risk-weighted assets (1)	$22,968,958	$22,837,693	$22,114,040	$22,781,836	$24,214,209

Equity to assets ratio	11.12%	12.19%	12.26%	12.62%	12.97%
Tangible common equity ratio (2)	7.68%	8.78%	8.71%	8.93%	9.10%
Book value per share	$30.68	$30.36	$29.42	$29.17	$28.75
Tangible book value per share (2)	$20.39	$21.05	$20.09	$19.80	$19.31

Pacific Western Bank:
Tier 1 leverage capital ratio (1)	8.83%	9.53%	9.70%	10.03%	9.71%
Common equity tier 1 capital ratio (1)	11.57%	11.73%	11.70%	11.18%	10.38%
Tier 1 capital ratio (1)	11.57%	11.73%	11.70%	11.18%	10.38%
Total capital ratio (1)	12.82%	12.99%	12.95%	12.44%	11.39%

(1) Capital information for March 31, 2021 is preliminary.

(2) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) Pre-provision, pre-goodwill impairment, pre-tax net revenue (“PPNR”), (2) PPNR return on average assets (3) return on average tangible equity, (4) tangible common equity ratio, and (5) tangible book value per share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. In particular, the use of return on average tangible equity, tangible common equity ratio, tangible book value per share, and PPNR is prevalent among banking regulators, investors, and analysts. Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) net earnings, (2) return on average assets, (3) return on average equity, (4) equity to assets ratio, and (5) book value per share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended
PPNR and PPNR Return	March 31,	December 31,	March 31,
on Average Assets	2021	2020	2020

	(Dollars in thousands)
Net earnings (loss)	$150,406	$116,830	$(1,433,111)
Add: Provision for credit losses	(48,000)	10,000	112,000
Add: Goodwill impairment	-	-	1,470,000
Add: Income tax expense	53,556	36,546	11,988
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR")	$155,962	$163,376	$160,877

Average assets	$31,415,882	$29,334,789	$27,099,040

Return on average assets (1)	1.94%	1.58%	(21.27)%
PPNR return on average assets (2)	2.01%	2.22%	2.39%

(1) Annualized net earnings (loss) divided by average assets.

(2) Annualized PPNR divided by average assets.

	Three Months Ended
	March 31,	December 31,	March 31,
Return on Average Tangible Equity	2021	2020	2020

	(Dollars in thousands)
Net earnings (loss)	$150,406	$116,830	$(1,433,111)
Add: Intangible asset amortization	3,079	3,172	3,948
Add: Goodwill impairment	-	-	1,470,000
Adjusted net earnings	$153,485	$120,002	$40,837

Average stockholders' equity	$3,617,248	$3,536,425	$4,956,778
Less: Average intangible assets	1,192,780	1,103,945	2,569,189
Average tangible common equity	$2,424,468	$2,432,480	$2,387,589

Return on average equity (1)	16.86%	13.14%	(116.28)%
Return on average tangible equity (2)	25.67%	19.63%	6.88%

(1) Annualized net earnings divided by average stockholders' equity.

(2) Annualized adjusted net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/	March 31,	December 31,	September 30,	June 30,	March 31,
Tangible Book Value Per Share	2021	2020	2020	2020	2020

	(Dollars in thousands, except per share data)
Stockholders' equity	$3,654,137	$3,594,951	$3,486,231	$3,452,898	$3,390,389
Less: Intangible assets	1,225,404	1,102,311	1,105,483	1,109,234	1,113,116
Tangible common equity	$2,428,733	$2,492,640	$2,380,748	$2,343,664	$2,277,273

Total assets	$32,856,533	$29,498,442	$28,426,716	$27,365,738	$26,143,267
Less: Intangible assets	1,225,404	1,102,311	1,105,483	1,109,234	1,113,116
Tangible assets	$31,631,129	$28,396,131	$27,321,233	$26,256,504	$25,030,151

Equity to assets ratio	11.12%	12.19%	12.26%	12.62%	12.97%
Tangible common equity ratio (1)	7.68%	8.78%	8.71%	8.93%	9.10%

Book value per share	$30.68	$30.36	$29.42	$29.17	$28.75
Tangible book value per share (2)	$20.39	$21.05	$20.09	$19.80	$19.31
Shares outstanding	119,105,642	118,414,853	118,489,927	118,374,603	117,916,789

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.

CONTACTS

Matthew P. Wagner President and CEO 303.802.8900	Bart R. Olson EVP and CFO 714.989.4149	William J. Black EVP Strategy and Corporate Development 919.597.7466